Exhibit 10.5

EXECUTION COPY

NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT (“Agreement”) is dated December 10, 2003 (the “Effective Date”), by and between Vision Acquisition Corporation, a Delaware corporation (the “Company”), and Peek Holding Corporation (the “Stockholder”), Peek Corporation, a Delaware corporation (“Peek”), Peek Traffic, Inc., a Delaware corporation (“PTI”), and Peek Traffic Systems Inc., a Florida corporation (“PTSI”) (Stockholder, Peek, PTI and PTSI, together the “Peek Parties”).

RECITALS

A.            The Stockholder owns one hundred percent (100%) of the outstanding capital stock of Peek; and Peek owns one hundred percent (100%) of PTI and PTSI.

B.            PTI and PTSI are engaged in the manufacture and sale of traffic and intersection controllers, signals, detectors, automatic data recorders, tolling systems, closed loop multiple arterial traffic systems, public transport tracking systems, video track camera systems, and red-light enforcement systems, and related software for all such systems and products for the transportation industry in the United States, Canada and Mexico (the “Business”).

C.            Pursuant to an asset purchase agreement (the “Asset Purchase Agreement”), the Company will acquire substantially all of the assets of PTI and PTSI that are used in the Business, including the good will of PTI and PTSI.  Capitalized terms which are not otherwise defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement.  As used herein, the “Jurisdiction” means the United States, Canada, Mexico, Cuba, U.S. protectorates and U.S. possessions.  The Peek Parties and their Affiliates are also engaged in the business of signal maintenance for traffic signals, equipment and lighting in the Jurisdiction (the “SMI Business”).

D.            The Company’s willingness to enter into the Asset Purchase Agreement is conditioned upon, among other things, its ability to protect the value of the goodwill of the Business it is acquiring by virtue of the Asset Purchase Agreement.  The Company and the Peek Parties acknowledge that (i) the Peek Parties’ entry into this Agreement is critical to the Company’s ability to protect the value of the goodwill of the Business the Company is acquiring in the Asset Purchase Agreement and (ii) the Peek Parties’ execution and delivery of this Agreement is a condition precedent to the Company’s consummation of the acquisition contemplated by the Asset Purchase Agreement.

E.             The Stockholder and Peek acknowledge that as indirect and direct stockholders in PTI and PTSI, respectively, Stockholder and Peek have had regular access to various confidential and/or proprietary information relating to the Business.

F.             The Company acknowledges that the Peek Parties or their Affiliates own or operate other businesses that use confidential and/or proprietary information that may be the same as or similar to any such information relating to the Business and that this Agreement is not intended to affect the Peek Parties’ ability to own or operate such businesses or use such proprietary and/or confidential information in connection therewith.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, and the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereby agree as follows:

1.             Non-Disclosure Covenant.

(a)           For a period of five years after the Effective Date, each of the Peek Parties shall not, and shall cause its Affiliates not to either directly or indirectly, disclose to any “unauthorized person” or use for the benefit of the Peek Parties or any person or entity other than the Company any knowledge or information that it acquired while it was a stockholder or otherwise affiliated with PTI and PTSI relating to (i) the financial, marketing, sales and business plans and affairs, financial statements, analyses, forecasts and projections, books, accounts, records, operating costs and expenses and other financial information of PTSI or PTI; (ii) internal management tools and systems, costing policies and methods, pricing policies and methods and other methods of doing business of PTSI or PTI; (iii) vendor and supplier information, customers, sales, customer requirements and usages, distributor lists of PTSI or PTI; (iv) agreements with customers, vendors, independent contractors, employees and others of PTSI or PTI; (v) existing and future products, specifications or services and product development plans, designs, analyses and reports of PTSI or PTI; (vi) computer software and data bases developed for PTSI or PTI, (vii) trade secrets, manufacturing techniques, processes, research, records of research, models, designs, drawings, photographs, technical data and reports of PTSI or PTI; and (vii) correspondence or other private or confidential matters, information or data whether written, oral or electronic, that are proprietary to PTSI or PTI and not generally known to the public (individually and collectively “Confidential Information”), without the Company’s prior written permission.

(b)           For purposes of this paragraph 1, the term “unauthorized person” shall mean any Person who is not (i) an officer or director of the Company or an employee of the Company for whom the disclosure of the knowledge or information referred to herein is necessary for its performance of its assigned duties; (ii) an employee, officer or director of an Affiliate of the Company for whom the disclosure of the knowledge or information referred to herein is necessary for its performance of its assigned duties; (iii) a person expressly authorized by the Company to receive disclosure of such knowledge or information; or (iv) any officer, director, employee or representative of the Peek Parties or their Affiliates who needs to have access to such information in order to facilitate compliance with this Agreement and prosecutions, defense, or resolution of any dispute arising hereunder.

(c)           The Company expressly acknowledges and agrees that the term “Confidential Information” excludes information which is (A) in the public domain or otherwise generally known to the trade; (B) disclosed to third parties other than by reason of any of the Peek Parties’ breach of its confidentiality obligation hereunder; (C) learned of by the Peek Parties subsequent to the Closing Date from any other party not known by the Peek Parties to be then under an obligation of confidentiality to the Company or its Affiliates; or (D) solely related to any portion of the Excluded Business or any other business other than the Business in the Jurisdiction.

(d)           If any of the Peek Parties, or any of its representatives, or any authorized person to whom any of the Peek Parties supplies Confidential Information, receives a request to disclose all or any part of the Confidential Information under the terms of a subpoena or order issued by a court or by a governmental body, the Peek Parties agrees:

(i)             to notify the Company immediately of the existence, terms and circumstances surrounding each request;

(ii)          to consult with the Company on the advisability of taking legally available steps to resist or narrow such request; and

(iii)       if in the opinion of counsel acceptable to the Peek Parties disclosure of such Confidential Information is required to prevent the Peek Parties from being held in contempt, or subject to other penalty, to furnish only such portion of the Confidential Information as, in the written opinion of counsel, it is legally compelled to disclose and to exercise its best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the disclosed Confidential Information.

(e)           Notwithstanding any other provision of this Agreement, any Party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all Persons, without limitation of any kind, the Tax treatment and Tax structure of the transactions contemplated by the Asset Purchase Agreement (the “Transactions”) and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such Tax treatment and Tax structure.  However, such disclosure may not be made to the extent that the disclosure is restricted to comply with any securities laws.  Moreover, such disclosure may not be made until the earlier of (i) the date of the public announcement of discussions relating to the Transactions, (ii) the date of the public announcement of the Transactions or (iii) the date of execution of an agreement to enter into the Transactions.  In connection with the foregoing, any party to this Agreement shall be free to consult any Tax advisor regarding the Tax treatment or Tax structure of the Transactions.  For purposes of this paragraph, the Tax treatment of the Transactions is the purported or claimed U.S. federal income Tax treatment of the Transaction, and the Tax structure of the Transaction is any fact that may be relevant to understanding the purported or claimed U.S. federal income Tax treatment of the Transactions.

2.             Restrictive Covenants.  Each of the Peek Parties agrees that it will not, and it shall cause its Affiliates not to, either alone or in conjunction with any other Person, directly or indirectly:

(a)           for a period of five years after the Effective Date, own, manage, operate, provide financing to, or join, control or participate in the ownership, management, operation or control of, or provision of financing to, any business wherever located (whether in corporate, proprietorship or partnership form or otherwise), if such business competes with the Business in the Jurisdiction as the Business is currently conducted or as it has been conducted during the twelve (12) month period prior to the Effective Date;

(b)           for a period of five years after the Effective Date, for the direct or indirect benefit of any Person engaged in the business of manufacturing or selling products that are competitive with the products manufactured or distributed on the date hereof by the Business in the Jurisdiction (a “Competitor”), seek to procure orders from, or do business with, or procure directly or indirectly with any other Person, or procure orders from or do business with, in any case, in the Jurisdiction, any Person who or which has been a customer of the Business at any time during the period of twelve (12) months prior to the Effective Date;

(c)           for a period of five years after the Effective Date, for the direct or indirect benefit of any Competitor, solicit or contact with a view to the engagement or employment by any Person, any Person who has been an employee, officer or manager of Seller in the twelve (12) months prior to the Effective Date, in any case if the employee, officer or manager either was, as a part of his or her duties, privy to Confidential Information or know-how; provided however, that, without limitation, the foregoing shall not apply to generalized solicitations for employees by use of advertisements in the media that are not specifically targeted at employees of the Seller or would be in a position to exploit the trade connections of the Business; or

(d)           for a period of five years after the Effective Date, seek to contract or interfere with or otherwise engage in such a way as to adversely affect the Business in the Jurisdiction as operated on the date of this Agreement any Person who or which is a party to a Contractual Obligation with the Business, or has otherwise been engaged to manufacture, assemble, supply or deliver products, goods, materials or services to the Business, at any time during the period of twelve (12) months prior to the Effective Date;

provided, however, that (i) this Section 2 shall not be applicable if Stockholder is acquired, or enters into a business combination transaction with, another Person that engages in any of the activities in the Jurisdiction that would otherwise be prohibited by this Section 2 so long as the primary purpose of such transaction is not to evade the provisions of this Section 2, (ii) ownership or acquisition by the Peek Parties, and their Affiliates, of an aggregate of less than five percent (5%) of the outstanding stock of any publicly traded company which competes with the Business shall not constitute a violation of this Section 2, (iii) nothing in this Section 2 shall be construed to restrict the ability of the employees of the Peek Parties to gain employment in the relevant industry with entities other than the Peek Parties and their Affiliates, and (iv) notwithstanding the above and for avoidance of doubt, nothing in this Section 2 shall prevent the Peek Parties or their Affiliates from continuing to conduct the SMI Business as it is currently conducted in the Jurisdiction.

3.             Remedies.  The Peek Parties and the Company acknowledge and agree that, (i) they regard the restrictions contained in Section 1 and Section 2 as reasonable and designed to provide the Company with limited, legitimate and reasonable protection against subsequent diminution of the value of the Business attributable to any actions of the Peek Parties or any of its Affiliates contrary to such covenants, and (ii) because the legal remedies of the Company may be inadequate in the event of a breach of, or other failure to perform, any of the covenants and obligations set forth in Sections 1 and 2, the Company may, in addition to obtaining any other remedy or relief available to it (including, without limitation, consequential and other damages at law), obtain specific enforcement of Section 1 and 2 and other equitable remedies.

4.             Enforceability.  If the final judgment of a court of competent jurisdiction declares that any term or provision of Section 2 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

5.             Governing Law. This Agreement (and any claims or disputes arising out of or relating hereto or to the transactions contemplated hereby or to the inducement or any Party to enter into herein, whether for breach of contract, tortious conduct or otherwise and whether predicted on common law, statute or otherwise) shall be subject to and governed by and construed in accordance with the laws of the State of Illinois without reference to any choice of law or conflicts of law rules or provisions (whether of the State of Illinois or any other jurisdiction), irrespective of the fact that the Peek Parties may become a resident of a different state.

6.             Binding Effect. The Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and each of the Peek Parties and its successors and assigns.

7.             Complete Understanding.  Except as set forth in the Asset Purchase Agreement, this Agreement constitutes the complete understanding among the parties hereto with regard to the subject matter hereof, and supersedes any and all prior agreements and understandings relating to the subject matter hereof.

8.             Amendments. No change, modification or amendment of any provision of this Agreement shall be valid unless made in writing and signed by all of the parties hereto.

9.             Waiver. The waiver by the Company of a breach of any provision of this Agreement by the Peek Parties shall not operate or be construed as a waiver of any subsequent breach by the Peek Parties.

10.          Venue, Jurisdiction, Etc. The Peek Parties hereby agrees that any suit, action or proceeding relating in any way to this Agreement may be brought and enforced in the Circuit Court of Cook County, Illinois or in the District Court of the United States of America for the Northern District of Illinois, Eastern Division, and in either case the Peek Parties hereby submits to the jurisdiction of each such court. The Peek Parties hereby waives and agrees not to assert, by way of motion or otherwise, in any such suit, action or proceeding, any claim that the Peek Parties is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Peek Parties consents and agrees to service of process or other legal summons for purpose of any such suit, action or proceeding by registered mail addressed to the Peek Parties at its address listed in Section 11.  Nothing contained herein shall affect the rights of the Company to bring suit, action or proceeding in any other appropriate jurisdiction. The Peek Parties and the Company do each hereby waive any right to trial by jury, he or it may have concerning any matter relating to this Agreement.

11.          Notice.  All notices, requests demands, claims, and other communications hereunder will be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if sent by facsimile (with written confirmation of receipt) (and a copy is mailed, by registered or certified mail, return receipt requested, postage prepaid), or if sent by a nationally recognized overnight delivery service (with written confirmation of receipt in each case) addressed to the intended recipient, as set forth below:

If to Peek Parties:	Peek Corporation
2511 Corporate Way
Palmetto, FL 34221
Attn: Andy Roake
Facsimile: (941) 365-0837

Copy to:	Allen & Overy
1221 Avenue of the Americas
New York, NY 10020
Attn: Hugh McDonald
Facsimile: (212) 610-6399

If to Company:	Vision Acquisition Corporation
One East Wacker Drive
Chicago, Illinois 60601
Attention: Leslie J. Jezuit
Facsimile: (312) 467-0197

Copy to:	Holland & Knight LLC
30th Floor
131 S. Dearborn Street
Chicago, IL 60603
Attention: Anne Hamblin Schiave
Facsimile: (312) 578-6666

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

12.          Severability. If any portion of this Agreement shall be for any reason, invalid or unenforceable, the remaining portion or portions shall nevertheless be valid, enforceable and carried into effect.

13.          Headings. The headings of this Agreement are inserted for convenience only and are not to be considered in the construction of the provisions hereof.

14.          Counterparts. This Agreement may be executed in one or more counterparts, all of which, taken together, shall constitute one and the same agreement.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Non-Competition Agreement to be signed by its duly authorized officers and its corporate seal to be hereunto affixed, and each of the Peek Parties has caused this Agreement to be signed by its duly authorized officers and its corporate seal to be hereunto affixed on the day and year first above written.

VISION ACQUISITION CORPORATION		PEEK HOLDING CORPORATION

By:	/s/ LESLIE JEZUIT	By:	/s/ ANDREW ROAKE
Its:	President	Its:	Director

PEEK TRAFFIC SYSTEMS, INC.		PEEK CORPORATION

By:	/s/ ANDREW ROAKE	By:	/s/ ANDREW ROAKE
Its:	Director	Its:	Director

PEEK TRAFFIC, INC.

		By:	/s/ ANDREW ROAKE
		Its:	Director